ZING TECHNOLOGIES, INC. AND SUBSIDIARIES



                    EXHIBIT 11-STATEMENT RE:  COMPUTATION OF
                 COMMON AND COMMON EQUIVALENT PER SHARE EARNINGS


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                                                              Three Months Ended        Six Months Ended
                                                                  December 31,            December 31,
                                                                1994        1993        1994         1993
                                                              -------------------------------------------------
                                                                       (000's omitted, except per share data)
                                                              -------------------------------------------------

Average shares outstanding  . . . . . . . . . . . . . . .     2,548        2,681        2,548            2,681

Net effect of dilutive stock options and
   warrants-based on the treasury stock
   method using average market price  . . . . . . . . . .        95          74            95               74
                                                               ----       -----          ----            -----
Shares used for computation . . . . . . . . . . . . . . .     2,643       2,755         2,643            2,755
Income before extraordinary Item  . . . . . . . . . . . .      ----       -----         -----               12

Extraordinary Item  . . . . . . . . . . . . . . . . . . .      ----       -----         -----               53
                                                             ======      ======         =====            =====

Net income  . . . . . . . . . . . . . . . . . . . . . . .   $   215     $   100       $   411          $    65

Income per Share before extraordinary Item                     ----       -----         -----            -----
Extraordinary Item Per Share                                   ----       -----         -----             0.02
                                                             ======      ======        ======           ======
Net Income per Share                                          $ .08       $ .04         $ .16            $ .02

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